SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                            SECURITIES EXCHANGE ACT OF 1934


                            Date of Report - February 15, 1996
                           (Date of earliest event reported)



                                 GTE CORPORATION
                     (Exact name of registrant as specified in charter)

                                    NEW YORK
                       (State or other jurisdiction of Incorporation)










          1-2755                                  13-1678633
(Commission File Number)            (I.R.S. Employer Identification No.)

ONE STAMFORD FORUM
STAMFORD, CONNECTICUT                                       06904
(Address of principal executive offices)                  (Zip Code)
(203) 965-2000














                                  GTE CORPORATION

                                     FORM 8-K

                                ITEM OF INFORMATION


Item 5.  Other Events

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, GTE Corporation ("GTE" or the "Company") is hereby filing cautionary statements identifying important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company.

     Forward-Looking Statements
     GTE has projected earnings-per-share growth of not less than 10% for the foreseeable future. GTE has also projected that revenue will grow by a range of 6% to 8%. In addition, GTE expects net income from existing international operations to double in the next five years.

     Risk Factors
     GTE's forward-looking statements are based on a series of projections and estimates regarding the economy and the telecommunications industry in general and on key performance indicators which impact the company directly. The projections and estimates regarding the telecommunications industry relate to pricing of services, the effects of competition and the success of new products and services and new businesses such as long distance.
     Key performance indicators that have a direct bearing on GTE's ability to attain these projections include continuing annual growth in: telephone access lines and minutes of use; cellular volume and customers; and new and nontraditional revenues at levels that meet internal forecasts. Also, in developing its forward-looking statements, GTE has made certain assumptions relating to productivity improvements and the outcome of various commercial, legal and regulatory proceedings and lack of disruption to its markets.
     If GTE's actual performance differs materially from its projections and estimates regarding the economy, the telecommunications industry and key performance indicators, GTE's actual results could vary significantly from the performance projected in the forward looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                GTE CORPORATION
                                                 (Registrant)


                                                MARIANNE DROST
                                     By:  Marianne Drost
                                            Secretary
Date:  February 15, 1996